UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2013

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Agreement with Paul T. Stecko

On June 25, 2013, Packaging Corporation of America (“PCA”) announced that Paul T. Stecko will serve as PCA’s Executive Chairman through his retirement date of December 30, 2013, at which time he will become non-executive chairman of PCA’s board of directors. The press release making such announcement is filed herewith as Exhibit 99.1, which is incorporated by reference herein

On June 24, 2013, Mr. Stecko and PCA entered into a new agreement (the “Agreement”) that runs through December 31, 2015. The Agreement provides that:

•

Mr. Stecko’s current employment agreement (filed as Exhibit 10.1 to PCA’s Current Report on Form 8-K on June 29, 2010) under which he serves as Executive Chairman will be extended through December 30, 2013;

•	Mr. Stecko will retire as an employee of PCA on December 30, 2013 and become non-executive Chairman of PCA’s board; and

•	Mr. Stecko will provide services to PCA relating to PCA’s major strategic initiatives and shareholder relations.

Mr. Stecko was awarded 12,000 shares of restricted stock on June 24, 2013 and, beginning December 30, 2013, he will receive annual fees of $978,518. Mr. Stecko will no longer receive annual bonuses for periods after 2013 or annual equity awards. The Agreement contains confidentiality, non-competition and non-solicitation provisions. The Agreement is filed herewith as Exhibit 10.1, which is incorporated by reference herein. The above summary is qualified in its entirety by reference to the entire agreement.

Item 9.01.	Financial Statements and Exhibits.

(D) Exhibits

10.1	Agreement, dated June 24, 2013, between Packaging Corporation of America and Paul T. Stecko

99.1	Press Release dated June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President—Legal and Administration

Date: June 27, 2013